Exhibit 99.1

Milacron Sets New Date for Annual Meeting and
Proposes to Eliminate "Supervoting" Rights

Geier Family Shareholder Group Withdraws Its Preliminary Proxy

CINCINNATI, OHIO, April 15, 2003 - Milacron Inc. (NYSE: MZ) today announced that the Geier Family Shareholder Group has informed Milacron's board of directors that it is withdrawing the preliminary proxy statement it filed with the Securities and Exchange Commission on March 24, 2003, and that it does not intend to refile.

Milacron's board of directors has rescheduled the annual meeting of shareholders for 9:00 a.m. EDT, Friday, May 23, 2003, in the Cincinnati area. The board has also set April 21, 2003 as the record date for the annual meeting.

The company has filed a preliminary proxy statement with an updated meeting agenda reflecting the board of directors' decision to seek shareholder approval to amend Milacron's certificate of incorporation to eliminate the right of holders of common stock to ten votes per share, depending on the length of time such shares have been held, also known as time-phased "supervoting" rights.

"Restoring the principle of 'one share, one vote' will ensure that all holders of Milacron common stock have a voice in the governance of our company that is proportionate to their economic stake," said Ronald D. Brown, Milacron's chairman and chief executive officer. "Additionally, the elimination of these 'supervoting' rights for holders of common stock will conform our voting structure to current best practices in corporate governance, remove the administrative burdens and added costs these rights create and reduce confusion over the distribution of voting power among our shareholders."

"Shareholder participation in this year's annual meeting is particularly important, given all the extraordinary measures we have taken to position the company to respond to the eventual economic recovery and to create long-term value for all our shareholders," Brown continued.

"Milacron remains firmly committed to building on the progress we made in 2002 to strengthen our competitive position as a premier supplier in plastics technologies while growing our successful industrial fluids business. Our highly skilled and dedicated employees are working hard to create more value for our customers around the globe while striving for operational excellence across every aspect of our business. I am also confident that our successful cost-cutting and restructuring programs will be significant factors in improving operating results as we move forward," Brown concluded.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's website at www.milacron.com or call the toll-free investor hot line: 800-909-MILA (800-909-6452).

Important Legal Information

On April 14, 2003, Milacron Inc. ("Milacron") filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") in connection with Milacron's annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees of Milacron to the Milacron Board of Directors (the "Board") and the amendment to Milacron's restated certificate of incorporation proposed by the Board. In addition, Milacron will file a definitive proxy statement, and may file other proxy materials, with the SEC with respect to these matters. Investors and security holders are urged to read the definitive proxy statement and any other proxy materials, when they become available, because they will contain important information concerning Milacron's annual meeting of shareholders, the election of directors and the proposed amendment. Milacron will distribute copies of the definitive proxy statement to shareholders seeking their approval of Milacron's nominees for election to the Board and of the proposed amendment. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Milacron at the SEC's website at www.sec.gov. Copies of the definitive proxy statement, when it becomes available, may also be obtained for free from Milacron by directing a request to Innisfree M&A Incorporated at (877) 825-8631 (toll free). Banks and brokers call (212) 750-5833 (collect). Copies of other documents filed with, or furnished to, the SEC by Milacron may also be obtained for free from Milacron at the company's website, www.milacron.com, or by directing a request to Al Beaupré at (513) 487-5918.

Certain Information Concerning Participants

Detailed information regarding the names, affiliations and interests of individuals who may be deemed "participants" in Milacron's solicitation of proxies from Milacron shareholders in connection with the annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees to the Board and the amendment to the company's restated certificate of incorporation proposed by the Board is available in the preliminary proxy statement on Schedule 14A filed by Milacron with the SEC on April 14, 2003.